HARLEY-DAVIDSON, INC.
2014 INCENTIVE STOCK PLAN
AS AMENDED AND RESTATED
EFFECTIVE AS OF JANUARY 25, 2019

1. Purposes, History and Effective Date.

(a) Purpose. The Harley-Davidson, Inc. 2014 Incentive Stock Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers and other employees and (ii) to increase shareholder value. This Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock or receive monetary payments based on the value of such common stock on the potentially favorable terms that this Plan provides.

(b) History. Prior to the effective date of this Plan, the Company had in effect the 2009 Plan, which was originally effective April 5, 2009, and the 2004 Plan, which was originally effective April 24, 2004. The 2004 Plan terminated upon shareholder approval of the 2009 Plan on April 25, 2009, and no new awards have been granted under the 2004 Plan since such date. The 2009 Plan terminated upon shareholder approval of this Plan on April 26, 2014 and no new awards have been granted under the 2009 Plan since such date, although awards granted under the 2009 Plan or the 2004 Plan and still outstanding continue to be subject to all terms and conditions of the 2009 Plan or the 2004 Plan, as applicable, subject to Section 15(c) of this Plan. The Board is amending and restating this Plan effective as of January 25, 2019.

(c) Effective Date. This Plan became effective on, and Awards may be granted under this Plan on and after, the Effective Date. This Plan will terminate as provided in Section 15.

2. Definitions. Capitalized terms used in this Plan have the following meanings:

(a)	“2004 Plan” means the Harley-Davidson, Inc. 2004 Incentive Stock Plan, as amended.

(b)	“2009 Plan” means the Harley-Davidson, Inc. 2009 Incentive Stock Plan, as amended.

(c) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto. Notwithstanding the foregoing, for purposes of determining those individuals to whom may be granted a non-qualified Option or a Stock Appreciation Right that is intended to be exempt from Code Section 409A, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(d) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Shares, Restricted Stock, Restricted Stock Units, EIP Shares or Dividend Equivalent Units. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2).

(e) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing the grant of an Award in such form as the Committee determines.

(f) “Board” means the Board of Directors of the Company.
(g) “Cause” means, except as otherwise determined by the Committee upon the grant of an Award, (i) the Participant’s conviction of a felony or a plea by the Participant of no contest to a felony, (ii) willful misconduct on the part of the Participant that is materially and demonstrably detrimental to the Company or an Affiliate, (iii) the Participant’s willful refusal to perform requested duties consistent with the Participant’s office, position or status with the Company or an Affiliate (other than as a result of his or her physical or mental disability) or (iv) other conduct or inaction that the Company determines in its discretion constitutes Cause. With respect to clauses (ii), (iii) and (iv) of this definition, Cause shall be determined by the senior human resources officer of the Company. All determinations of such officer under this definition shall be final.

(h) “Change of Control” means the occurrence of any one of the following events:

(i) the Continuing Directors no longer constitute at least two-thirds of the Directors constituting the Board;

(ii) any person or group (as defined in Rule 13d-5 under the Exchange Act), together with its affiliates, becomes the beneficial owner, directly or indirectly, of 20% or more of the Company’s then outstanding Stock or 20% or more of the voting power of the Company’s then outstanding Stock;

(iii) the consummation of the merger or consolidation of the Company with any other corporation, the sale of substantially all of the Company’s assets or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation constitute at least two-thirds of the directors constituting the board of directors of the surviving corporation of such merger or consolidation and any parent (as defined in Rule 12b-2 under the Exchange Act) of such corporation; or

(iv) at least two-thirds of the then Continuing Directors in office immediately prior to any other action proposed to be taken by the Company’s shareholders or by the Board determine that such proposed action, if taken, would constitute a change of control of the Company and such action is taken.

Notwithstanding the foregoing, with respect to an Award that is deferred compensation subject to Code Section 409A, then solely for purposes of determining the timing of payment of such Award, the term “Change of Control” as defined above shall be deemed amended to the extent necessary to satisfy the definition of “change in control event” under Code Section 409A.

(i) “Change of Control Price” means the highest Fair Market Value price per Share during the sixty (60)-day period preceding the date of a Change of Control.

(j) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(k) “Committee” means the Human Resources Committee of the Board (or a successor committee with the same or similar authority).

(l) “Company” means Harley-Davidson, Inc., a Wisconsin corporation, or any successor thereto.

(m) “Continuing Director” means any individual who is either (i) a member of the Board on the Effective Date or (ii) a member of the Board whose election or nomination to the Board was approved by a vote of at least two-thirds (2/3) of the Continuing Directors (other than a person whose election was as a result of an actual or threatened proxy or other control contest).

(n) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(o) “Disability” has the meaning ascribed to the term in Code Section 22(e)(3), as determined by the Committee.

(p) “Disinterested Persons” means the non-employee directors of the Company within the meaning of Rule 16b-3 as promulgated under the Exchange Act.

(q) “Dividend Equivalent Unit” means the right to receive a payment equal to the cash dividends paid with respect to a Share.

(r) “Effective Date” means the date the Company’s shareholders approve this Plan.

(s) “EIP Shares” means Shares that the Company delivers in payment or partial payment of an award under the Harley-Davidson, Inc. Employee Incentive Plan (or any successor thereto), the Harley-Davidson, Inc. Short-Term Incentive Plan for Senior Executives (or any successor thereto) or other incentive plans of the Company or its affiliates that the Committee designates from time to time.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(u) “Excluded Items” means any (i) charges for reorganizing and restructuring, (ii) discontinued operations, (iii) asset write-downs, (iv) gains or losses on the disposition of a business or business segment or arising from the sale of assets outside the ordinary course of business, (v) changes in tax or accounting principles, regulations or laws, (vi) extraordinary, unusual, transition, one-time and/or non-recurring items of gain or loss, and (vii) mergers, acquisitions or dispositions, that in each case the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report.

(v) “Fair Market Value” means, per Share on the date as of which Fair Market Value is being determined, if the Stock is listed for trading on the New York Stock Exchange, the closing sales price on the date in question as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Stock is not listed or admitted to trading on the New York Stock Exchange on the date in question, then “Fair Market Value” means, per Share on the date as of which Fair Market Value is being determined, (i) the closing sales price on the date in question on the principal national securities exchange on which the Stock is listed or admitted to trading, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (ii) if the Stock is not listed or admitted to trading on any national securities exchange, the closing quoted sale price on the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (iii) if not so quoted, the mean of the closing bid and asked prices on the date in question in the over-the-counter market, as reported by such reporting system then in use, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (iv) if on any such date the Stock is not quoted by any such system, the mean of the closing bid and asked prices on the date in question as furnished by a professional market maker making a market in the Stock selected by the Board for the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date no market maker is making a market in the Stock, the price as determined in good faith by the Committee; provided that if Fair Market Value is being determined under clause (v) for purposes of determining the Change of Control Price, the value will be determined by the Continuing Directors.

(w) “Option” means the right to purchase Shares at a specified price for a specified period of time. An incentive stock option may be granted, in accordance with Section 7, to a Participant who is an employee of the Company or a subsidiary (as defined for purposes of the incentive stock option rules).
      (x) “Participant” means an individual selected by the Committee to receive an Award, and includes any individual who holds an Award after the death of the original recipient.

(y) “Performance Goals” means any goals the Committee establishes that relate to one or more of the following for such period as the Committee specifies (in all cases before Excluded Items, except as otherwise determined by the Committee upon the grant of an Award):

(i) Any one or more of the following as determined for the Company on a consolidated basis, for any one or more Affiliates or divisions of the Company and/or for any other business unit or units of the Company, as determined by the Committee at the time an Award is made:

(1) Sales or other revenues;

(2) Cost of goods sold;

(3) Gross profit;

(4) Expenses or expense or cost reductions;

(5) Income or earnings, including net income, income from operations;

(6) Income before interest and the provision for income taxes;

(7) Income before provision for income taxes;

(8) Margins;

(9) Working capital or any of its components, including accounts receivable, inventories or accounts payable;

(10) Assets or productivity of assets;

(11) Return on shareholders equity, capital, assets or other financial measure that appears on the Company’s financial statements or is derived from one or more amounts that appear on the Company’s financial statements;

(12) Stock price;

(13) Dividend payments;

(14) Economic value added, or other measure of profitability that considers the cost of capital employed.

(15) Cash flow;

(16) Debt or ratio of debt to equity or other financial measure that appears on the Company’s financial statements or is derived from one or more amounts that appear on the Company’s financial statements;

(17) Net increase (decrease) in cash and cash equivalents;

(18) Customer satisfaction;

(19) Market share;
(20) Product quality;

(21) New product introductions or launches;

(22) Sustainability, including energy or materials utilization;

(23) Business efficiency measures;

(24) Retail sales;

(25) Safety.

(ii)	Earnings per Share for the Company on a consolidated basis.

(iii)	Total shareholder return.

In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan.

(z) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(aa) “Performance Units” means the right to receive a payment valued in relation to a unit the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(bb) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(cc) “Plan” means this Harley-Davidson, Inc. 2014 Incentive Stock Plan, as may be amended from time to time.

(dd) “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(ee) “Restricted Stock Unit” means the right to receive cash, and/or Shares with a Fair Market Value, valued in relation to a unit that has a value equal to the Fair Market Value of a Share, which right may vest upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(ff) “Retirement” means, except as otherwise determined by the Committee and set forth in an Award Agreement, termination of employment from the Company and its Affiliates (i) for reasons other than Cause, on or after age fifty-five (55); or (ii) with the consent of the Committee, under other circumstances; provided that with respect to an Award that is subject to Code Section 409A, the Committee shall not exercise such authority to the extent that exercise of such authority would cause the Award to fail to satisfy the requirements of Code Section 409A. For purposes of this definition, a Participant’s years of service with the Company shall be determined in the same manner as is specified in the Retirement Annuity Plan for Salaried Employees of Harley-Davidson (as it may be amended), whether or not the Participant is covered under such plan.

(gg) “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.
(hh) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(ii) “Share” means a share of Stock.

(jj) “Stock” means the common stock of the Company.

(kk) “Stock Appreciation Right” or “SAR” means the right of a Participant who provides services to the Company or an Affiliate to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ll) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3. Administration.

(a) Committee Administration. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan.

(b) Delegation to Other Committees or CEO. To the extent applicable law permits, the Board or the Committee may delegate to another committee of the Board, or the Committee may delegate to the Chief Executive Officer of the Company, any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised. To the extent applicable law permits, the Board or the Committee also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board or Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or the Chief Executive Officer to the extent of such delegation.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with this Plan or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member’s own behalf.

4. Eligibility. The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or any of its Affiliates or an individual that the Company or an Affiliate has engaged to become an officer or other employee. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. The Committee’s granting of a particular type of Award to a Participant will not require the Committee to grant the same or any other type of Award to such individual.

5. Types of Awards. Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing contained in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate of the Company). Awards granted under this Plan shall be evidenced by an Award Agreement except to the extent the Committee provides otherwise.

6. Shares Reserved under this Plan.

(a) Plan Reserve . Subject to adjustment as provided in Section 17, an aggregate of 8,000,000 Shares, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan. The aggregate number of Shares reserved under this Plan under this Section 6(a) shall be depleted by the maximum number of Shares, if any, that may be payable under an Award as determined at the time of grant; provided that the aggregate number of Shares reserved under this Section 6(a) shall be depleted by two and ninety-three one hundredths (2.93) Shares for each Share, if any, with respect to which a full-value Award may be payable as determined at the time of grant. For this purpose, a full-value award includes Shares, Restricted Stock, Restricted Stock Units payable in Shares, Performance Shares, Performance Units payable in Shares, EIP Shares, Dividend Equivalent Units payable in Shares and any other similar Award payable in Shares under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share. Notwithstanding the foregoing, the Company may issue only such number of Shares as is described in the first sentence of this Section 6(a) upon the exercise of incentive stock options. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

(b) Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) the Committee determines during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issued on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to this Plan’s reserve (in the same number as they depleted the reserve) and may again be used for new Awards under this Plan, but such Shares may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to this Plan’s reserve: Shares tendered or withheld in payment of the exercise price of an outstanding Option or as a result of the net settlement of an outstanding Stock Appreciation Right; Shares tendered or withheld to satisfy federal, state or local tax withholding obligations; and Shares purchased by the Company using proceeds from Option exercises.
     (c) Addition of Shares from Predecessor Plans. In addition to the Shares reserved for issuance under Section 6(a), the number of Shares which were reserved for issuance under the 2009 Plan but which are not subject to any outstanding awards under such plan as of the Effective Date shall be available for issuance under Awards granted under this Plan. Further, after the Effective Date, if any Shares subject to or underlying awards granted under the 2004 Plan or the 2009 Plan would again become available for new grants under the terms of such plan if such plan were still in effect, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a). Any such Shares will not be available for future awards under the terms of the 2004 Plan or the 2009 Plan after the Effective Date.

(d) Participant Limitations. Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i) receiving in any calendar year Options for, and/or Stock Appreciation Rights with respect to, more than 1,500,000 Shares;

(ii) receiving in any calendar year Awards of Shares, Restricted Stock and/or Restricted Stock Units relating to more than 500,000 Shares; or

(iii) receiving in any calendar year Awards of Performance Shares and/or Awards of Performance Units relating to more than 500,000 Shares.

In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7. Options. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to:

(a) Whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; provided that in the case of an incentive stock option, if the aggregate Fair Market Value (determined on the date of grant) of the Shares with respect to which all “incentive stock options” (within the meaning of Code Section 422) are first exercisable by the Participant during any calendar year (under this Plan and under all other incentive stock option plans of the Company or any Affiliate that is required to be included under Code Section 422) exceeds $100,000, such Option automatically shall be treated as a nonqualified stock option to the extent this limit is exceeded.

(b) The grant date, which may not be any day prior to the date that the Committee approves the grant.

(c) The number of Shares subject to the Option.

(d) The exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that (i) no incentive stock option shall be granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary unless the exercise price is at least 110 percent of the Fair Market Value of a Share on the date of grant; and (ii) the exercise price may vary during the term of the Option if the Committee determines that there should be adjustments to the exercise price relating to achievement of Performance Goals and/or to changes in an index or indices that the Committee determines is appropriate (but in no event may the exercise price be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant).

(e) The terms and conditions of exercise, which may include a requirement that exercise of the Option is conditioned upon achievement of one or more Performance Goals; provided that, unless the Committee provides otherwise in an Award Agreement or in rules and regulations relating to this Plan, an Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company (or its designee) and provision (in a manner acceptable to the Committee) for payment of the full exercise price of the Shares being purchased pursuant to the Option and any withholding taxes due thereon.

(f) The termination date, except that each Option must terminate no later than ten (10) years after the date of grant, and each incentive stock option granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary must terminate no later than five (5) years after the date of grant.

(g) The exercise period following a Participant’s termination of employment, provided that:

(i) Unless the Committee provides otherwise, if a Participant shall cease to be employed by the Company or any of its Affiliates other than by reason of Retirement, Disability, or death, (A) the portion of the Option that is not vested shall terminate on the date of such cessation of employment and (B) the Participant shall have a period ending on the earlier of the Option’s termination date or 90 days from the date of cessation of employment to exercise the vested portion of the Option to the extent not previously exercised. At the end of such period, the Option shall terminate.

(ii) Unless the Committee provides otherwise, if a Participant shall cease to be employed by the Company or any of its Affiliates by reason of Retirement or Disability, the Option shall remain exercisable, to the extent it was exercisable at the time of cessation of employment, until the earliest of: the Option’s termination date; the death of the Participant, or such later date not more than one year after the death of the Participant as the Committee, in its discretion, may provide; the third anniversary of the date of the cessation of the Participant’s employment, if employment ceased by reason of Retirement; or the first anniversary of the date of the cessation of the Participant’s employment by reason of Disability. At the end of such period, the Option shall terminate.

(iii) In the event of the death of the Participant while employed by the Company or any of its Affiliates, the Option may be exercised at any time prior to the earlier of the Option’s termination date or the first anniversary of the date of the Participant’s death to the extent that the Participant was entitled to exercise such Option on the Participant’s date of death. In the event of the death of the Participant while entitled to exercise an Option pursuant to Section 7(g)(ii), the Committee, in its discretion, may permit such Option to be exercised prior to the Option’s termination date during a period of up to one year from the death of the Participant, as determined by the Committee to the extent that the Option was exercisable at the time of cessation of the Participant’s employment.

Extension of the Option exercise period beyond 90 days from the date of cessation of employment shall result in conversion of an incentive stock option to a non-qualified stock option to the extent required under the Code

Any Participant who disposes of Shares acquired upon the exercise of an incentive stock option either (1) within two years after the date of the grant of such Option or (2) within one year after the transfer of such Shares to the Participant shall notify the Company of such disposition and of the amount realized upon such disposition.

In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise.

8. Stock Appreciation Rights. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to:

(a) Whether the SAR is granted independently of an Option or relates to an Option; provided that if an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

(b) The grant date, which may not be any day prior to the date that the Committee approves the grant.

(c) The number of Shares to which the SAR relates.

(d) The grant price, provided that (i) the grant price shall never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant and (ii) the grant price may vary during the term of the SAR if the Committee determines that there should be adjustments to the grant price relating to achievement of Performance Goals and/or to changes in an index or indices that the Committee determines is appropriate (but in no event may the grant price be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant).

(e) The terms and conditions of exercise or maturity.

(f) The term, provided that an SAR must terminate no later than 10 years after the date of grant.

(g) The exercise period following a Participant’s termination of employment.

(h) Whether the SAR will be settled in cash, Shares or a combination thereof.

9. Performance Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Award of Performance Shares or Performance Units, including but not limited to:

(a) The number of Shares and/or units to which such Award relates.
(b) One or more Performance Goals that must be achieved during such period as the Committee specifies in order for the Participant to realize the benefit of such Award. With respect to an Award that is intended to constitute performance-based compensation with respect to a Participant who is subject to the requirements of Code Section 162(m), once the Performance Goals have been established with respect to an Award, the Committee shall have no discretion to increase the amount of compensation payable under the Award, although the Committee may decrease the amount of compensation that a Participant may earn under such an Award.

(c) Whether all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement.

(d) With respect to Performance Units, whether to settle such Award in cash, Shares, or a combination of cash and Shares.

(e) Whether dividends paid with respect to the Shares subject to or underlying an Award of Performance Shares or Performance Units will be credited to the Award holder; provided that any such dividends must be held in escrow or otherwise deferred until the end of the applicable performance period; and provided further that no such dividends may be credited or paid with respect the Award to the extent the Performance Goals for the Award are not achieved or the Award is otherwise not earned.

10. Restricted Stock, Restricted Stock Unit and Share Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Award of Restricted Stock, Restricted Stock Units or Shares, including but not limited to:

(a) The number of Shares and/or units to which such Award relates.

(b) The period of time, if any, over which, with respect to Restricted Stock or Restricted Stock Units, the risk of forfeiture or restrictions imposed on the Award will lapse, or over which the Award will vest, and whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period, if any, as the Committee specifies; provided that, subject to the provisions of Section 10(c), if an Award requires the achievement of Performance Goals, then the period to which such Performance Goals relate must be at least one year in length, and if an Award of Restricted Stock or Restricted Stock Units is not subject to Performance Goals, then such Award must have a restriction period of at least one year.

(c) Whether, with respect to Restricted Stock and Restricted Stock Units, all or any portion of the period of forfeiture or restrictions imposed on the Award will lapse, or whether the vesting of the Award will be accelerated, upon a Participant’s death, Disability or Retirement.

(d) With respect to Restricted Stock Units, whether to settle such Awards in cash, Shares, or a combination of cash and Shares.

(e) With respect to Restricted Stock, the manner of registration of certificates or book entry for such Shares, and whether to hold such Shares in escrow pending lapse of the period of forfeiture or restrictions or to issue such Shares with an appropriate legend or stop-transfer order referring to such restrictions.

(f) Whether dividends paid with respect to the Shares subject to or underlying an Award of Restricted Stock or Restricted Stock Units will be immediately paid or held in escrow or otherwise deferred and whether such dividends shall be subject to the same terms and conditions as the Award to which they relate; provided that, to the extent any Award of Restricted Stock or Restricted Stock Units is subject to a Performance Goal, any dividends paid with respect to the Shares subject to or underlying such Award must be held in escrow or otherwise deferred until the end of the applicable performance period; and provided further that no such dividends may be credited or paid with respect such Award to the extent the Performance Goals for the Award are not achieved or the Award is otherwise not earned.

11. EIP Shares. Subject to the terms and conditions of this Plan, the Committee may elect to have the Company deliver EIP Shares in payment or partial payment of awards under the Harley-Davidson, Inc. Employee Short Term Incentive Plan (or any successor thereto) or other incentive plans of the Company or its Affiliates that the Committee designates from time to time.
 12. Dividend Equivalent Units. Subject to the terms and conditions of this Plan, the Committee will determine all terms and conditions of each Award of Dividend Equivalent Units, including but not limited to whether such Award will be granted in tandem with another Award, and the form, timing and conditions of payment. However, any Dividend Equivalent Units granted in connection with any “stock right” within the meaning of Code Section 409A shall be set forth in a written arrangement that is separate from such Award, and to the extent such Dividend Equivalent Units are considered deferred compensation, such written arrangement shall comply with the provisions of Code Section 409A. In addition, Dividend Equivalent Units may not be granted in tandem with Awards providing Options or SARs.

13. Amendment of Minimum Vesting and Performance Periods. Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Committee, at the time an Award is granted or any later date, may subject an Award to a shorter vesting and/or performance period to take into account a Participant’s hire or promotion, or may accelerate the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, Disability or Retirement provided that with respect to an Award that is subject to Code Section 409A, the Committee shall not exercise such authority to the extent that exercise of such authority would cause the Award to fail to satisfy the requirements of Code Section 409A.

14. Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer an Award, provided that EIP Shares and other Shares that a Participant receives upon final payment of an Award shall be transferable unless the Committee designates otherwise at the time of the Award.

15. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board or the Committee earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the earlier of (i) the date that is 10 years from the Effective Date and (ii) the date when all Shares reserved for issuance have been issued.

(b) Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii) shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 17); or (B) an amendment to the provisions of Section 15(e).

(c) Amendment, Modification , Cancellation or Recoupment of Awards. Except as provided in Section 15(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 17), but the Committee need not obtain Participant (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 17(a) or for the modification or amendment of an Award: (i) to the extent the modification or amendment is deemed necessary by the Committee to comply with any applicable law (including Code Section 409A) or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the modification or amendment is deemed necessary by the Committee to preserve favorable accounting treatment of any Award for the Company; or (iii) to the extent the Committee determines that such modification or amendment does not materially and adversely affect the value of an Award or that such modification or amendment is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. In addition, except as provided in Section 15(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award granted to a Participant under the 2004 Plan, or waive any restrictions or conditions applicable to any such Award, to include Award terms consistent with the permitted terms of Awards granted under this Plan. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply. Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to such an Award, shall be subject to any recoupment or clawback policy that may be adopted by the Company from time to time and to any requirement of applicable law, regulation or listing standard that requires the Company to recoup or claw back compensation paid pursuant to such an Award.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 15 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in full force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing Prohibited. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities, or similar transaction(s)), the Company may not, without obtaining shareholder approval: (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, or (iii) cancel outstanding Options or SARs with an exercise price above the current Stock price in exchange for cash or other securities.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

(g) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

16. Taxes.

(a) Withholding. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares delivered or deliverable under this Plan, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. A Participant shall satisfy the federal, state and local withholding tax obligations arising in connection with an Award in a manner acceptable to the Committee. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (i) have the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid adverse accounting consequences. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.

(b) No Guarantee of Tax Treatment. Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; or (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than any stock purchase rights associated with the Shares that the Company might authorize and issue in the future) or other property; or (iii) the Company shall effect a cash dividend the amount of which exceeds 15% of the trading price of the Shares at the time the dividend is declared or any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants’ rights under Section 17(c), the Committee shall, in such manner as it may deem equitable, adjust any or all of: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(d)) and which may after the event be made the subject of Awards under this Plan, (B) the number and type of Shares subject to or underlying outstanding Awards, (C) the grant, purchase, or exercise price with respect to any Award, and (D) to the extent that such discretion will not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals with respect to an Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee and provide that Options or SARs the exercise or grant price of which does not exceed the Fair Market Value be cancelled without consideration therefor effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (1) any such payment shall be at least as favorable to the holder as the greatest amount the holder could have received in respect of such Award under Section 17(c) and (2) from and after the Change of Control, the Committee may make provision for a cash payment only if the Committee determines that doing so is necessary to substitute, for each Share then subject to or underlying an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this Section 17(a). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to or underlying any Award payable or denominated in Shares must always be a whole number. Unless the Committee determines otherwise, any such adjustment to an Award that is exempt from Code Section 409A shall be made in manner that permits the Award to continue to be so exempt, and any adjustment to an Award that is subject to Code Section 409A shall be made in a manner that complies with the provisions thereof. Without limitation, subject to Participants’ rights under Section 17(c), in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee shall substitute, on an equitable basis as the Committee determines, for each Share then subject to or underlying an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction. Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Board or the Committee, then the adjustments contemplated by this Section 17(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of Awards upon such terms and conditions as it may deem appropriate.

(c) Change of Control.

(i) For Awards made prior to January 25, 2019, subject to Section 17(c)(iv), unless the Committee provides a result less favorable to holders of Awards at the time the affected Awards are made (as reflected in an Award Agreement), and except to the extent the Committee provides a result more favorable to holders of Awards (either in an Award Agreement or at the time of a Change of Control), in the event of a Change of Control and with respect to each Award the holder of which is employed by the Company or an Affiliate on the date of the Change of Control:

(A) each holder of an Option or SAR shall have the right at any time thereafter to exercise the Option or SAR in full whether or not the Option or SAR was theretofore exercisable;

(B) Restricted Stock and Restricted Stock Units (that are not subject to Performance Goals and) that are not then vested shall vest, and any period of forfeiture or restrictions to which Restricted Stock and Restricted Stock Units are subject shall lapse, upon the date of the Change of Control;

(C) each holder of a Performance Share and/or Performance Unit (and/or any Restricted Stock and Restricted Stock Units that are subject to Performance Goals) for which the performance period has not expired shall become vested in an amount equal to the value of the Performance Share and/or Performance Unit assuming achievement of the applicable Performance Goal at the target performance level; and

(D) all Dividend Equivalent Units that were awarded in connection with another Award shall vest.

The rules of this Section 17(c)(i) shall not prevent the Committee, in connection with a Change of Control transaction, from exercising the authority provided to the Committee under the penultimate sentence of Section 17(a) to substitute, for each vested (taking into account the vesting rules of this Section 17(c)(i)) and previously unexercised or undistributed Share then subject to or underlying an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect to each Share pursuant to the transaction.

(ii) For Awards made on or after January 25, 2019, subject to Section 17(c)(iv), the following provisions will apply:

(A) Subject to Section 17(c)(ii)(B), except to the extent the Committee provides a result more favorable to holders of Awards (either in an Award Agreement or at the time of a Change of Control), or to the extent another agreement between the Company and a Participant provides a more favorable result to the Participant, in the event of a Change of Control and with respect to each Award the holder of which is employed by the Company or an Affiliate on the date of the Change of Control:

(1) each holder of an Option or SAR shall have the right at any time thereafter to exercise the Option or SAR in full whether or not the Option or SAR was theretofore exercisable;

(2) Restricted Stock and Restricted Stock Units (that are not subject to Performance Goals and) that are not then vested shall vest, and any period of forfeiture or restrictions to which Restricted Stock and Restricted Stock Units are subject shall lapse, upon the date of the Change of Control;

(3) each holder of a Performance Share and/or Performance Unit (and/or any Restricted Stock and Restricted Stock Units that are subject to Performance Goals) for which the performance period has not expired shall become vested in an amount equal to the product of the value of the Performance Share and/or Performance Unit assuming achievement of the applicable Performance Goal at the greater of the target performance level or the rate of actual performance through the date of the Change of Control projected through the end of the performance period and a fraction the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period; and

(4) all Dividend Equivalent Units that were awarded in connection with another Award shall vest.

The rules of this Section 17(c)(ii)(A) shall not prevent the Committee, in connection with a Change of Control transaction, from exercising the authority provided to the Committee under the penultimate sentence of Section 17(a) to substitute, for each vested (taking into account the vesting rules of this Section 17(c)(ii)(A)) and previously unexercised or undistributed Share then subject to or underlying an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect to each Share pursuant to the transaction.

(B) The provisions of Section 17(c)(ii)(A) notwithstanding, no acceleration of exercisability, vesting, issuance of shares or other payment shall occur under Section 17(c)(ii)(A) with respect to Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units the value of which is based on the Fair Market Value of a Share or Dividend Equivalents that were awarded in connection with another Award (collectively, “Equity Awards”) held by Participants to the extent the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Equity Awards shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted award hereinafter called an "Alternative Award"), by the Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change of Control, provided that any such Alternative Award must:

(1) relate to a class of equity that is (or will be within 5 business days following the Change of Control) listed to trade on a recognized securities market;

(2) provide the Participant with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Equity Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment, including all provisions applicable in respect of such Equity Award that provide for accelerated vesting (with respect to Equity Awards that vest upon the attainment of one or more Performance Goals, if the Change of Control occurs during the course of a performance period applicable to the Equity Award, then (x) the Performance Goals shall be deemed to have been satisfied at the target level specified in the Participant's Award Agreement or, if greater, otherwise specified by the Committee at or after grant, and (y) any Alternative Award shall not include a performance objective, unless otherwise determined by the Committee as constituted immediately prior to the Change of Control);

(3) have substantially equivalent economic value to the Equity Award (as determined by the Committee as constituted immediately prior to the Change of Control); and

(4) have terms and conditions providing that if the Participant's employment is terminated upon or within [two] years following such Change of Control by the Participant's employer other than for Cause or by the Participant for Good Reason, the Participant's rights under each such Alternative Award shall become fully vested and exercisable (for purposes of this clause (4), Good Reason and Cause shall be as defined in the Company's Transition Agreement ("Transition Agreement") applicable to the Participant prior to the occurrence of the Change of Control and, if no Transition Agreement is applicable to the Participant, then as such terms are defined in the form of Transition Agreement filed as Exhibit 10.31 to the Company's Annual Report on Form 10-K for the year ended December 31, 2017; provided, however, that with respect to any Equity Award that does not qualify for any applicable exemption from the application of Section 409A of the Code, the payment or distribution of the Alternative Award shall only be made at the time otherwise specified under the Plan or the Award Agreement without regard to the occurrence of the Change of Control (including any six month delay in payment applicable to a "specified employee," as determined in accordance with Section 409A of the Code).

(iii) For purposes of this Section 17(c), the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit the value of which is equal to the Fair Market Value of one or more Shares shall be based on, the Change of Control Price.

(iv) Unless any agreement between the Participant and the Company provides for a payment by the Company to the Participant to cover the excise taxes due by the Participant upon receipt of an excess parachute payment within the meaning of Code Section 280G, if the receipt of any payment by a Participant under the circumstances described in this Section 17(c) would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

18. Miscellaneous.

(a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii) conditioning the grant or benefit of an Award on the Participant’s agreement to comply with covenants not to compete, not to solicit employees and customers and not to disclose confidential information that may be effective during or after the Participant’s employment, and/or provisions requiring the Participant to disgorge any profit, gain or other benefit received in connection with an Award as a result of the breach of such covenant;

(iii) the payment of the purchase price of Options (A) by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (B) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (C) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (D) by any combination of (A), (B) and/or (C);

(iv) except in connection with the grant of Awards providing Options or SARs, for which Awards this subsection is not applicable, provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to or underlying the Award (but only after the Shares subject to or underlying the Award are earned, vested or acquired), which payments may be either made currently or credited to a nonqualified deferred compensation account for the Participant that complies with the applicable requirements of Code Section 409A, provides for the deferral of payment of such amounts to a specified employee or until a specified event described in Code Section 409A(a)(2), and may be settled in cash or Shares, as the Committee determines;

(v) restrictions on resale or other disposition of Shares, including imposition of a retention period;

(vi) compliance with federal or state securities laws and stock exchange requirements; and

(vii) provisions requiring the Participant to disgorge any profit, gain or other benefit received in connection with an Award under other circumstances.

(b) Employment. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment with the Company or any Affiliate. Unless determined otherwise by the Committee, for purposes of this Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Corporation and any Affiliate of the Company, or between the Company’s Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a Non-Employee Director, a non-employee director of any of its Affiliates, or a consultant to the Company or any of its Affiliates shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iii) a Participant employed by an Affiliate of the Company will be considered to have terminated employment when such entity ceases to be an Affiliate of the Company.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon a “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required to avoid the income inclusion, interest and additional tax imposed by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under this Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).

(f) Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. The exclusive venue for any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, shall be a court sitting in the County of Milwaukee, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin, and any such action may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(g) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i) Severability. If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, such Award Agreement or such Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.